Exhibit 10.7.1

COMMERCIAL LEASE

(TRIPLE NET WITH LANDLORD SERVICES LEASE)

BETWEEN

ACLP BETHANY, L.P.,

as Lessor,

and

XTERA COMMUNICATIONS, INC.,

as Lessee

              Dated:         May 15, 2000

Allen Tech Center

500 West Bethany Drive

Suite 100

Allen, Texas 75013

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COMMERCIAL LEASE

(TRIPLE NET WITH LANDLORD SERVICES LEASE)

(Form last revised 03/30/00)

ARTICLE 1.00 BASIC LEASE TERMS

1.01 Parties. This lease agreement (“Lease”) is entered into by and between the following Lessor and Lessee:

ACLP BETHANY, L.P., a Texas limited partnership (“Lessor”), and XTERA COMMUNICATIONS, INC., a Delaware corporation (“Lessee”).

1.02 Leased Premises. In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to the Lessee the following described premises (“Leased Premises”):

84.518 rentable square feet (Approximate sq. ft. in Leased Premises)

84.518 rentable square feet (Approximate sq. ft. in Building)

Allen Tech Center (Name of building or project)

500 West Bethany Drive, Suite 100 (Street address/suite number)

Allen, Texas 75013 (City, State, and Zip Code), located on the land shown on

Exhibit “A” attached hereto and incorporated herein for all purposes.

Together with all parking areas and driveways serving the Building (as shown on Exhibit “B”), Lessee shall occupy 50,000 rentable square feet (the “Initial Leased Premises”) of the Building, as depicted on Exhibit “B” attached hereto and made a part hereof for all purposes, upon Commencement Date of the Lease. The Initial Leased Premises shall be increased by 34,518 rentable square feet (“Must Take Space”) within four (4) months from the Commencement Date and shall run concurrently with the Term of the Lease. At such time as the Must Take Space is occupied, base rent shall be increased by $11.27 per square foot for the Must Take Space. See Section 6.01(d)

Lessee acknowledges that the square footage of the Leased Premises is as set forth above. For purposes hereof, the Lessor and Lessee agree that while the Leased Premises includes the driveways and parking areas, the assumed square footage of such areas outside of the Building shall be zero.

1.03 Term. Subject to and upon the conditions set forth herein, the term (the “Term”) of this Lease commences one hundred twenty (120) days after execution of this Lease by Lessee and Lessor (the “Commencement Date”), and terminates eighty- eight (88) months thereafter (the “Termination Date”). If Substantial Completion (as hereinafter defined) is delayed due to Lessor Delay (as hereinafter defined) or Force Majeure (as hereinafter defined), Lessor and Lessee agree that the Commencement Date will be delayed by the difference between (i) number of days of Lessor Delay and Force Majeure, minus (ii) Lessee Delay (as hereinafter defined), in which event the Term shall be automatically extended for a like number of days. The Commencement

Date shall not be delayed due to Lessee Delay (hereinafter defined). If the Commencement Date is delayed, Lessor and Lessee shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and Termination Date. Lessee shall be permitted full access to the Building to begin construction of Lessee Improvements upon full execution of this Lease by Lessee and Lessor; provided, however, that the terms of indemnification and insurance under this Lease shall be applicable. Lessor shall provide all necessary building services during such construction phase and Lessee shall not be charged for such services during the constructions period, i.e. prior the Commencement Date. If the Termination Date falls on a day other than the last day of a month, the parties agree that the Term is automatically extended by the number of days necessary to cause the Term to end on the last day of a month.

1.04 Base Rent, Security Deposit. Base Rent is based on $11.27 per rentable square foot and payable as set forth below. The Security Deposit is $79,376.49.

Months 1 – 4	$46,958.33
Months 5 – 88	$79,376.49

1.05 Addresses.

Lessor’s Address: 17400 Dallas Parkway Suite 216 Dallas, Texas 75287	Lessee’s Address: Xtera Communications, Inc. 1334 Bordeaux Drive Sunnyvale, California 94089 Attn: Ann Stephens
With copy to: Richard O. Kopf Munsch Hardt Kopf & Harr, P.C. 4000 Fountain Place 1445 Ross Avenue Dallas, Texas 75202	and Xtera Communications, Inc. 500 Bethany, Suite _____ Allen, Texas 75013 Attn: Ann Stephens
With copy to: Leonard Hoffman, Esq. Jackson Walker LLP 901 Main Street Suite 6000 Dallas, Texas 75202

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1.06 Permitted Use. General office, telecommunications switch center and research, development and light manufacturing lab for development of telecommunications or other related products, and other related uses. Lessee may also operate an employee cafeteria.

ARTICLE 2.00 RENT

2.01 Base Rent. Lessee agrees to pay monthly as base rent during the term of this Lease without notice, demand, counter-claim, set-off or abatement, except as otherwise set forth herein, the sum of money set forth in Section 1.04 of this Lease, which amount is payable to Lessor at the address shown above. One monthly installment of rent is due and payable on the date of execution of this Lease by Lessee for the first month’s rent and a like monthly installment is due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above will be prorated to the end of that calendar month and all succeeding installments of rent are payable on or before the first day of each succeeding calendar month during the term of this Lease. Lessee shall pay, as additional rent, all other sums due under this Lease.

2.02 Additional Rent. Lessee agrees to pay as additional rent, without deduction or set-off of any kind except as otherwise set forth herein, Lessee’s pro rata share of all ad valorem taxes and installments of special assessments (including dues and assessments by means of deed restrictions and/or owner’s associations) lawfully levied or assessed against the Building (as hereinafter defined) of which the Leased Premises are a part and any and all insurance required herein or which is standard for similar projects (specifically including fire and casualty, commercial general liability and rent loss insurance). Said ad valorem taxes, assessments and insurance shall be prorated and paid on or before the first day of every month commencing on the Commencement Date, in advance, as additional rent. The pro ration shall be based upon Lessor’s estimate of ad valorem taxes, assessments and insurance for the current calendar year, provided, that in the event Lessor is required under a mortgage, deed of trust, underlying lease or loan agreement covering the Building to escrow ad valorem taxes, assessments or insurance, Lessor may but shall not be obligated, to use the amount required to be escrowed as a basis for its estimate. There will be an annual accounting as to actual ad valorem taxes, assessments and insurance and appropriate payment or credits made. To the extent the Commencement Date or termination date of this Lease is not on the first day of the calendar year or last day of the calendar year respectively, Lessees liability for ad valorem taxes, assessments and insurance shall be subject to a pro rata adjustment based on the number of days of any such year during which the Term is in effect. Lessee shall have the right at its expense to contest or appeal by appropriate proceedings any value assessment rendered by applicable taxing authorities and Lessor shall cooperate to the extent reasonably necessary in such contest or appeal. To the extent the Leased Premises are part of a multi-occupancy building, Lessee shall pay a pro rata share of such ad valorem taxes, assessments and insurance, such pro rata share to be equal to the product obtained by multiplying the total of such real property taxes assessments and insurance by a fraction, the

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numerator of which shall be the number of square feet of floor area of the Leased Premises and the denominator of which shall be the number of square feet of floor area in the Building of which the Leased Premises are a part.

2.03 Operating Expenses. Lessee agrees to pay, as additional rent, Lessee’s pro rata share (as determined by the formula set forth in Section 2.02 above) of Lessor’s Operating Expenses (hereinafter defined) for the Building without deduction or set-off of any kind except as otherwise set forth herein. Lessor may invoice Lessee monthly for Lessee’s pro rata share of the estimated Operating Expenses for each calendar year, which amount shall be adjusted from time-to-time based upon anticipated Operating Expenses. As of the date hereof, it is estimated that the Operating Expenses for calendar year 2000 will be approximately $2.44 per rentable square foot. Lessor agrees that Lessee’s obligation to pay Controllable Operating Expenses (i.e., all Operating Expenses other than taxes, insurance and utility costs) shall not be increased by more than five percent (5%) per annum on a cumulative per square foot basis. Within four months following the close of each calendar year, Lessor shall provide Lessee an accounting showing in reasonable detail all computations of additional rent due under this Section. In the event the accounting shows that the total of the monthly payments made by Lessee exceeds the amount of additional rent due by Lessee under this Section, such amount shall be refunded to Lessee. In the event the accounting shows that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this Section, the account shall be accompanied by an invoice for the additional rent. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365. Provided Lessee is not in default of any terms of this Lease, Lessee shall have the right, at its own expense, to audit Lessor’s books relevant to the additional rent payable under this Section. With respect to such audit, Lessee (i) may review Lessor’s books during office hours, (ii) must perform such audit at the location of Lessor’s books; provided, however, Lessor must provide a location within Texas to review same if its books are otherwise held outside of the United States, (iii) must request such audit within three (3) years of receipt of its annual reconciliation of Operating Expenses, (iv) must deliver to Lessor a copy of the results of such audit, and (v) may not audit the same calendar year more than one time. If, as a result of such audit, it is determined that the Operating Expenses have been overstated by three percent (3%) or more, Lessor shall be required to reimburse Lessee for the costs of such audit within thirty (30) days of receipt of written request therefore. Assignees of Lessee may only audit periods for which they occupy the Leased Premises and subtenants of Lessee shall have no audit rights. Lessee agrees to pay any additional rent due under this Section within thirty (30) days following receipt of the invoice or accounting showing additional rent due.

2.04 Definition of Operating Expenses. The term “Operating Expenses” includes all actual and reasonable expenses as compared to comparable buildings in the area as incurred by Lessor with respect to the maintenance and operation of the Building, including, but not limited to, the following: a management fee not to exceed

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two percent (2%) of gross rental income per annum (see maintenance, repair and replacement costs (excluding capital costs and Lessor’s cost for maintenance of the roof, foundation and structural soundness of the exterior walls of the building, mechanical, electrical and plumbing systems service of the Building and common areas as provided in Section 5.02 hereof); wages and benefits payable to employees of Lessor to the extent their duties are directly connected with the operation and maintenance of the Building; all services, utilities for common areas, supplies, repairs, replacement or other expenses for maintaining and operating the parking areas; the cost, amortized over its useful life, of any expense required to be capitalized under GAAP principles and any capital improvement made to the Building by Lessor after the date of this Lease which are required under any governmental law or regulation; and the cost, amortized over its useful life, of installation of any device or other equipment to the extent it improves the operating efficiency of any system within the Leased Premises and thereby reduces Operating Expenses, provided that, prior to installing any such device or equipment Lessor will inform Lessee of such installation and the estimated cost savings. The term Operating Expenses does not include the following: income and franchise taxes of Lessor; expenses incurred in leasing to or procuring of lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new lessees; interest or principal payments on any mortgage or other indebtedness of lessor; compensation paid to any employee of Lessor other than maintenance and property management personnel to the extent these services are directly associated with the operation and maintenance of the Building; any depreciation allowance or expense (except for depreciation of capital improvements and equipment specifically included within the definition of Operating Expenses); or operating expenses which are the responsibility of Lessee or any other lessee of the Building; or expenses (herein called “Defect Expenses”) incurred as a result of or caused by latent defects, punch list items, or Lessor’s failure to construct the Lessee Improvements (hereinafter defined) in accordance with the requirements of this Lease and Lessee Improvements Final Plans and Specifications as provided herein (such items being herein called “Defects”); operating expenses otherwise caused by or resulting from Lessor’s breach of its obligations under this Lease; rent payable by Lessor pursuant to any ground lease; except as provided above with respect to capital improvements, costs relating to violation of law; costs relating to late payment of taxes; Lessor’s administrative overhead (except as provided herein as related to the Building); and costs relating to the presence of hazardous materials at the Building prior to the date hereof.

2.05 Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the tenth (10th) day of the month for which the rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth (10th) day of the month next following the month in which Lessee was invoiced, Lessee agrees to pay a late payment charge of two percent (2%) of such past due amount in addition to such amounts owed under this Lease. In addition, Lessor is entitled to charge One Hundred Dollars ($100.00) for each check or payment which is not honored by Lessee’s bank. Said charge is in addition to any other amounts owed under this Lease.

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2.06 Security Deposit. The security deposit set forth above will be held by Lessor for the performance of Lessee’s covenants and obligations under this Lease, it being expressly understood that the deposit is not an advance payment of rental or a measure of Lessor’s damage in case of default by Lessee. Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee’s covenants under this Lease and continuance of same beyond any applicable cure period, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Lessor as a result of the event of default or breach of covenant, and any remaining balance of the security deposit will be returned by Lessor to Lessee within a reasonable period of time following termination of this Lease, not to exceed thirty (30) days. If any portion of the security deposit is so used or applied, Lessee shall upon ten days written notice from Lessor, deposit with Lessor by cash or cashier’s check an amount sufficient to restore the security deposit to its original amount.

2.07 Holding Over. In no event may Lessee remain in the Leased Premises following the expiration or termination of this Lease without Lessor’s prior written consent. If Lessee does not vacate the Leased Premises upon the expiration or termination of this Lease, Lessee agrees that it will be a tenant at will for the holdover period and that all of the terms and provisions of this Lease are applicable during that period, except that Lessee shall pay Lessor as base rental for the period of such holdover an amount equal to one and one half (1 1/2) times the base rent being paid by Lessee immediately prior to the expiration or termination of this Lease. Lessee agrees to vacate and deliver the Leased Premises to Lessor immediately upon Lessee’s receipt of notice from Lessor to vacate. Such notice may be given pursuant to the notice provisions of Section 14.07 herein. Lessee agrees to pay the rental payable during the holdover period to Lessor on demand. No holding over by Lessee, whether with or without the consent of Lessor and notwithstanding receipt by Lessee of an invoice from Lessor for holdover rent, will extend the term of this Lease. Additionally, Lessee shall pay to Lessor all damages sustained by Lessor as a result of such holding over by Lessee.

ARTICLE 3.00 OCCUPANCY AND USE

3.01 Use. Lessee warrants and represents to Lessor that the Leased Premises may be used and occupied only for the purpose as set forth in Section 1.06. Lessee shall occupy the Leased Premises, conduct its business and control its agents, employees in such a manner as is lawful, reputable, will not create a nuisance, interfere with standard Building operations, or affect the structural integrity or design capabilities of the Building. Lessee shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the reasonable opinion of Lessor, be extra hazardous on account of fire or which would in any way render void the fire insurance on the Building. If at any time during the Term, the State Board of Insurance or other insurance authority disallows any of Lessor’s sprinkler credits or imposes an additional penalty or surcharge in Lessor’s insurance premiums because of Lessee’s original or subsequent placement or use of storage racks or bins,

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method of storage or nature of Lessee’s inventory or any other act of Lessee, Lessee agrees to pay as additional rent the increase in Lessor’s insurance premiums. Notwithstanding anything set forth in this Section 3.01, in no way does Lessor warrant or represent, either expressly or impliedly, that Lessee’s use of the Leased Premises is in accordance with applicable codes or ordinances of the municipality within which the Building is located. Lessee agrees to indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Leased Premises by Lessee. The foregoing indemnification and the responsibilities of Lessee survive the termination or expiration of this Lease.

3.02 Signs. No sign of any type or description may be erected, placed or painted in or about the Leased Premises or Building, including those advertising the Leased Premises for sublease, except those signs submitted to Lessor in writing and approved by Lessor in writing and which signs are in conformance with Lessor’s sign criteria established for the Building attached hereto as Exhibit “C” and being a part hereof for all purposes, and applicable governmental requirements and limitations (including any applicable restrictive covenants). Any such permitted signs may be erected, placed or painted in or about the Leased Premises or Building at Lessee’s expense. Lessee shall be permitted to install a monument sign subject to the approvals and requirements of this section 3.02 and at Lessee’s sole cost and expense. Such permitted signs must be removed by Lessee in accordance with the conditions allowing their erection or upon expiration or termination of this Lease at Lessee’s sole cost and expense. Any damage from such removal repaired at Lessee’s sole cost and expense.

3.03 Compliance with Laws, Rules and Regulations. Lessee, at Lessee’s sole cost and expense (except as provided in Section 2.04 hereof), shall comply with all laws, ordinances, orders, rules and regulations now in effect or enacted subsequent to the date hereof by state, federal, municipal or other agencies or bodies having jurisdiction over Lessee or the use, condition and occupancy of the Leased Premises except that Lessor shall be responsible for construction of the Lessee Improvements in compliance therewith as of the Commencement Date. Lessee will comply with the rules and regulations of the Building adopted by Lessor which are set forth on a schedule attached to this Lease. At any time, Lessor may change and amend the rules and regulations in any reasonable manner not inconsistent with the terms of this Lease as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Leased Premises. All changes and amendments to the rules and regulations of the Building will be sent by Lessor to Lessee in writing and must thereafter be carried out and observed by Lessee.

3.04 Warranty of Possession. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, is entitled to possession of the Leased Premises and quiet enjoyment during the full term of this Lease as well as any extension or renewal thereof.

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3.05 Inspection. Lessor or its authorized agents may upon twenty-four (24) hours prior notice (except in the event of an emergency) and at all reasonable times enter the Leased Premises to inspect the same, conduct tests, environmental audits or other procedures to determine Lessee’s compliance with the terms hereof; to supply any other service to be provided by Lessor; to show the Leased Premises to prospective purchasers, lessees (limited only to the last twelve months of the Term, as such may be extended), or mortgagees; to alter, improve or repair the Leased Premises or any other portion of the Building or for any other purpose Lessor deems reasonably necessary; provided, however, such inspection does not unreasonably interfere with Lessee’s operations. Lessor, its authorized agents and any third parties entering the Leased Premises (except in the event of an emergency) agree to provide to Lessee a non-disclosure agreement if requested by Lessee. In addition, prior to any third parties entering the Leased Premises (except in the event of an emergency) Lessee has the right to approve of same. LESSEE HEREBY WAIVES ANY CLAIM FOR DAMAGES FOR INJURY INCONVENIENCE TO OR INTERFERENCE WITH LESSEE’S BUSINESS, ANY LOSS OF OCCUPANCY OR USE OF THE LEASED PREMISES, AND ANY OTHER LOSS OCCASIONED THEREBY INCLUDING CLAIMS RESULTING FROM THE NEGLIGENCE OF LESSOR BUT EXCLUDING ANY CLAIMS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR, ITS AGENTS, EMPLOYEES AND CONTRACTORS OR LESSOR’S VIOLATION OF THE TERMS OF THIS LEASE. Lessee shall not change Lessor’s lock system or in any other manner prohibit Lessor from entering the Leased Premises. Lessor is entitled to use any and all means which Lessor may deem proper to open any door in an emergency without liability therefor. During the final one-hundred eighty days of the term of this Lease, Lessor or its authorized agents have the right to erect or maintain on or about the Leased Premises or the Building customary signs advertising the Leased Premises for lease or sale.

3.06 Hazardous Waste. The term “Hazardous Substances,” as used in this Lease means pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is regulated, restricted, prohibited or penalized by any “Environmental Law,” which term means any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Lessee hereby agrees that (i) no activity will be conducted on the Leased Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Lessee’s business activities (the “Permitted Activities”), provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Lessor (not to be unreasonably withheld); Lessee shall obtain all required permits and pay all fees and conduct any testing required by any governmental agency; (ii) the Leased Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Lessee’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor; Lessee shall obtain all required permits and pay all fees and conduct any testing required by any governmental agency in connection with the Permitted

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Materials; (iii) no portion of the Leased Premises or Building will be used as a landfill or a dump; (iv) Lessee will not install any underground or above ground tanks of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (vi) Lessee will not permit any Hazardous Substances to be brought onto the Leased Premises or Building, except for the Permitted Materials, and if so brought or found located thereon (except for pre-existing conditions or matters caused by the Lessor), the same must be immediately removed, with proper disposal, and all required cleanup procedures must be diligently undertaken pursuant to all Environmental Laws. Lessor or Lessor’s representative’s may, but are not required to, enter the Leased Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Lessor’s sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Lessee shall immediately take such corrective action as requested by Lessor. Should Lessee fail to take such corrective action within twenty-four (24) hours, Lessor has the right to perform such work and Lessee shall promptly reimburse Lessor for any and all costs associated with said work. If at any time during or after the term of this Lease, the Leased Premises or Building are found to be so contaminated or subject to said conditions as a result of Lessees breach of the terms of this Lease, Lessee shall diligently institute proper and thorough cleanup procedures at Lessee’s sole cost. Before taking any action to comply with Environmental Laws or to clean up Hazardous Substances contaminating the Leased Premises or Building, Lessee shall submit to Lessor a plan of action, including any and all plans and documents required by any Environmental Law to be submitted to a governmental authority (collectively a “plan of action”). Such plan of action must be implemented by a licensed environmental contractor. Before Lessee begins the actions necessary to comply with Environmental Laws or to clean up contamination from Hazardous Substances, Lessor must have (1) approved the nature, scope and timing of the plan of action, and (2) approved any and all covenants and agreements to effect the plan of action. Lessee agrees to indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Leased Premises or Building by Lessee but excluding pre-existing conditions or matters resulting from the act of Lessor, its agents, employees, or contractors. The foregoing indemnification and the responsibilities of Lessee survive the termination or expiration of this Lease.

Lessor represents that as of the date hereof and to the best of its knowledge, Lessor has not encumbered the Building with any Hazardous Materials in violation of law nor is any Hazardous Materials existing in the Building in violation of law. Upon request of Lessee, Lessor shall provide a copy of the environmental report for the property upon which the Building was built. Lessor shall indemnify and hold Lessee harmless of and from any loss, attorneys fees, expenses or claims arising out of the existence of any Hazardous Materials in the Building in violation of the law due to the acts of Lessor.

Lessee represents that it has not been previously cited for any environmental violations by any applicable governmental agency.

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3.07 Certificate of Occupancy. Upon occupancy of the Leased Premises, Lessor shall use its best efforts to obtain a Certificate of Occupancy (the “CO”) or a temporary certificate of occupancy if appropriate from the municipality in which the Leased Premises are located.

3.08 Parking and Road Use. Lessee is granted, without cost, the right to use, for the benefit of Lessee, its employees, customers, invitees and licensees, the parking areas adjacent to the Building of which the Leased Premises are a part on an unassigned, unreserved and non-exclusive basis as available on a first come, first serve basis, subject to reasonable regulation by Lessor. Any parking permitted by Lessor on any common drive areas by Lessee or any of Lessee’s employees, customers, invitees or licensees will be permitted upon the express condition that all such drives must be kept clear for through traffic of all vehicles, including tractor-trailers. No driving or parking of any vehicles on non-paved areas adjoining the Building or within the project of which the Building is a part is permitted. Lessor represents to Lessee that is has not granted to any third party the right to use the parking areas of the Building.

ARTICLE 4.00 UTILITIES AND SERVICE

4.01 Building Services. Lessor shall provide utility service connections for electricity, gas, water, sewer and telephone to the Building. Lessor shall maintain the parking areas and driveways in good repair and in a neat and clean manner, maintain landscaping around Building and maintain lighting in the parking areas from dusk until dawn, all in a manner comparable to comparable buildings. Lessee shall pay directly to the appropriate supplier the cost of all utility services to the Leased Premises, including, but not limited to, security deposits, initial connection charges, all charges for gas, electricity, telephone, water, sprinkler monitoring devices, sanitary and storm sewer service, and security systems. Lessee shall pay all costs caused by Lessee introducing excessive pollutants or solids other than ordinary human waste into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any such pollutants or solids. Lessee shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices as may be required by any governmental subdivision for Lessee’s use of the sanitary sewer system. Lessee shall pay all surcharges levied due to Lessee’s use of sanitary sewer or waste removal services. Except as set forth herein, Lessor shall not be required to pay for any utility services, supplies or upkeep in connection with the Leased Premises or the Building. Utility services for the common areas shall be part of Operating Expenses.

Lessee agrees that Lessor is not liable to Lessee in any respect for damages to either person, property or business on account of any interruption or failure of utilities or services furnished by Lessor (unless caused by Lessor). No such interruption or failure (unless caused by Lessor) may be construed as an eviction of Lessee or entitle Lessee to (i) any abatement of rent, (ii) terminate this Lease, or (iii) be relieved from fulfilling any covenant or agreement contained herein. Should any malfunction of the improvements or facilities to the Leased Premises or Building (which by definition do not include any improvements or facilities of Lessee above Building standard improvements) occur for

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any reason, Lessor shall use reasonable diligence to repair same promptly, but Lessee will not be entitled to any claim for rebate or abatement of rent or damages on account of such malfunction or of any interruptions in service occasioned thereby or resulting therefrom. Notwithstanding the forgoing, in the event of the interruption of a material and necessary utility service due to the Lessor’s, or Lessor’s agents, employees or contractors negligent actions or omissions, the Lessee shall have the right to abate rent commencing five (5) days following the occurrence of such interruption if such interruption is then continuing and, if such interruption is continuing thirty (30) days following such interruption, Lessee shall have the right to terminate this Lease by written notice to Lessor within ten (10) days following the expiration of such thirty (30) day period.

4.02 Theft or Burglary. Lessor is not obligated to provide any security services with respect to the Leased Premises or the Building. Lessee expressly acknowledges that whether or not Lessor, from time to time, elects to provide security services, Lessor has not, nor will Lessor be deemed to have, warranted the efficiency of any security personnel, service, procedures or equipment and Lessor is not liable in any manner for the failure of any of the foregoing to prevent or control or apprehend anyone suspected of theft, personal injury, property damage or any criminal conduct in, on or around the Building, unless resulting from negligence or misconduct of Lessor, its agents, employees or contractors. Lessee agrees that Lessor is not liable, subject to insurance proceeds, to Lessee for losses to Lessee’s property or personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises. Lessee is responsible for the cost of repairs of damage and restoration of the Leased Premises following any such act.

ARTICLE 5.00 REPAIRS AND MAINTENANCE

5.01 Existing Conditions. On the Commencement Date, Lessee shall be deemed to have accepted the Leased Premises in their then existing condition, subject to all recorded matters, laws, ordinances, and governmental regulations and orders and except for latent defects and other matters reflected on a punch list prepared by Lessee; provided that, Lessee’s acceptance of the Leased Premises shall not relieve Lessor from any maintenance and repair obligations under this Lease. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any warranty or representation of any kind, either express or implied as to the condition of the Leased Premises or the suitability of the Leased Premises for Lessee’s intended use. The taking of the possession of the Leased Premises by Lessee is intended by the parties to be conclusive evidence that Lessee accepts the Leased Premises and Lessor has complied with its obligations of Section 6.01 herein except for Defects (as defined in Section 2.04 hereof). Prior to taking occupancy of the Leased Premises, Lessee shall sign a copy of the space plan of the Leased Premises acknowledging its condition on the date thereof (unless Lessor waives such requirement) and execute Lessor’s Standard Tenant Acceptance of Premises form, a copy of which is attached hereto for all purposes as Exhibit “D”, accepting such condition except for Defects.

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5.02 Lessor Repairs and Maintenance. Lessor shall maintain, at Lessor’s expense, the roof, foundation and structural soundness of exterior walls of the Building, mechanical, electrical and plumbing systems serving the Building and common areas, in good repair and condition except for reasonable wear and tear. Other than set forth above, Lessor is not required to make any improvements, replacements or repairs of any kind or character to the Leased Premises during the Term. Lessor shall also perform, in a manner to not unreasonably interfere with Lessee’s business, all ground maintenance, landscaping, exterior pest control, and removal of debris from outside receptacles. Lessee agrees that Lessor is not liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee is not entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease. Nothing contained herein entitles Lessee to make any repairs, alterations or additions to the Leased Premises at Lessor’s expense or to terminate this Lease based on the physical condition of the Leased Premises; provided, however, in the event Lessor fails to begin and diligently pursue repair or maintenance of a particular item affecting the Building within reasonable time (not to exceed thirty (30) days) after written notice by Lessee, Lessee may make necessary repairs and demands payment therefor from Lessor within thirty (30) days following receipt of an invoice. Notwithstanding anything to the contrary herein contained, in no event shall Lessee have any right to offset any amount against Base Rent or additional rent hereunder unless and until Lessee shall have received a final, non-appealable judgment therefor.

5.03 Lessee Repairs and Maintenance. Lessee shall, at its sole cost and expense, maintain, repair and replace all other parts of the Leased Premises in good repair and condition, including, but not limited to carpet or other floor covering, interior partitions, doors, interior side of demising walls, telephone and computer cabling that serves Lessee’s equipment exclusively, any supplemental air conditioning, interior water closets, kitchens and plumbing in connection therewith and any alterations, additions or improvements made by or on behalf of Lessee. Lessee shall take good care of all personal property and fixtures located within the Leased Premises. Lessee shall repair and pay for, subject to insurance proceeds, if any, any damage caused by any act or omission of Lessee or Lessee’s agents, employees, invitees, licensees or visitors to the Leased Premises and the Building. If Lessee fails to maintain, repair or replace promptly as required herein, Lessor may, at its option after notice to Lessee and reasonable opportunity to cure, perform on Lessee’s behalf and charge the cost of such performance to Lessee as additional rent which is due and payable by Lessee within thirty (30) days from receipt of Lessor’s invoice. Costs incurred under this section are the total responsibility of Lessee.

5.04 Request for Repairs. All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address in Section 1.05 and delivered pursuant to Section 14.07. Notices sent by facsimile transmission are not considered proper notice for purposes hereof. After receipt of written notice, Lessor shall promptly and diligently pursue such repairs or maintenance.

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5.05 Lessee Damages. Lessee shall not allow any damage to be committed on any portion of the Leased Premises or Building, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the Leased Premises to Lessor in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear and casualty loss excepted. Lessor’s standard move-out checklist will be followed by Lessee to ensure compliance with this provision. The cost and expense of any repairs necessary to restore the condition of the Leased Premises must be borne by Lessee. Should Lessor be required to expend any sums to ensure compliance with this Section 5.05, Lessee shall reimburse Lessor within ten (10) days of receipt of notice from Lessor.

5.06 Maintenance Contract. Lessee shall, during the term of this Lease, maintain a regularly scheduled preventative maintenance/service contract on an annual basis with a maintenance contractor for the servicing of all sprinkler systems, hot water, heating and air conditioning systems and equipment within or servicing the Leased Premises.

ARTICLE 6.00 ALTERATIONS AND IMPROVEMENTS

6.01 Initial Lessee Improvements.

(a) Lessee Improvements. Lessor and Lessee shall meet to discuss the design and construction of those improvements desired by Lessee, such improvements including, but not being limited to, M.E.P. systems, computer flooring, interior walls, wall coverings, window treatments, and floor coverings for the entire 84,518 square feet of the Leased Premises (the “Lessee Improvements”). Lessee shall prepare final plans and specifications for the Lessee Improvements and other construction documents for Lessor’s approval within five (5) days from receipt thereof and Lessor shall have five (5) days to review and approve such final plans and specifications. In the event such five (5) day review period expires with no response from Lessor, such plans shall be deemed approved. However, in no event shall actual or deemed approval of the final plans and specifications constitute approval for accuracy, completeness, quality or effectiveness of design, compliance with applicable laws or otherwise. Lessee shall not be required to remove the Lessee Improvements designed for general office use, i.e., drywall, electrical, plumbing, carpeting nor the cafeteria, upon expiration or termination of this Lease. The approved final plans and specifications for the Lessee Improvements being herein called the “Lessee Improvements Final Plans and Specifications”. All costs involved in approving, drafting and preparing the Lessee Improvements Final Plans and Specifications shall be charged against the Improvement Allowance described below. Except for immaterial field changes, modifications to the Lessee Improvements Final Plans and Specifications must be made and accepted only by written change order or agreement signed by Lessor and Lessee and will constitute an amendment to this Lease. Lessee shall be responsible for payment of all work and construction resulting from changes in the Lessee Improvements Final Plans and Specifications requested by Lessee prior to requesting

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reimbursement from the Improvement Allowance. The Lessee Improvements Final Plans and Specifications (when approved by Lessor and Lessee) are incorporated in this Lease by reference. For the purpose of this Section, an “immaterial field change” shall mean such field changes which are required by any governmental authority or changes which (i) do not affect the size, configuration, structural integrity, quality, character, architectural appearance and standard of workmanship contemplated in the Lessee Improvements Final Plans and Specifications, (ii) will not result in any default in any obligation to any person or violation of any governmental requirements, and (iii) the cost of or reduction resulting from any single field change or extra does not exceed $50,000 and the aggregate amount of all such changes and extras does not exceed $250,000.

(b) Subject to Lessee’s payment obligations under (c) below, Lessee shall cause the Lessee Improvements to be completed in a good and workmanlike manner, in accordance with all applicable laws and regulations, and in substantial accordance with the Lessee Improvements Final Plans and Specifications. Mohr Partners shall coordinate construction of Lessee Improvements and for such services shall be paid a construction management fee of five percent (5%) of the cost of such Lessee Improvements, which fee shall be paid out of the Improvement Allowance (as hereinafter defined).

(c) Lessor shall provide Lessee with an improvement allowance of $20.00 psf (the “Improvement Allowance”). The Improvement Allowance shall be paid out approximately once a month after thirty (30) day’s receipt of Lessee of paid invoices and partial lien waivers to pay for costs incurred by Lessee in connection with the Lessee Improvements, including costs of Lessee’s architect and/or space planner, third party contractors and a construction management fee of five percent (5%), as provided above, as the Lessee Improvements progress. No unused portion of the Improvement Allowance shall be used as an offset against other liabilities of Lessee to Lessor under this Lease or for any use other than as set forth herein. Lessee shall pay those costs of construction of the Lessee Improvements in excess of the Improvement Allowance, if any, and such amounts shall be paid by Lessee to Lessor within ten (10) days following receipt by Lessee of a written request therefor from Lessor.

(d) If necessary, Lessor shall provide Lessee up to an additional improvement allowance of $8.00 per square foot to be repaid by Lessee to Lessor as additional Base Rent at a rate of 9.5% over the remaining term of the Lease. In the event Lessee utilizes the entire additional improvement allowance of $8.00 per square foot, Base Rent shall be increased to $12.87 per square foot.

6.02 Additional Lessee Improvements. Except as provided in Section 6.01 above, Lessee shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without complying with all local, state and federal ordinances, laws, statutes and without first obtaining the written consent of Lessor, which consent may in the sole and absolute discretion of Lessor, be denied. In any event, Lessee shall provide Lessor with a copy of the plans and specifications for any

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such alterations or improvements. Any alterations, physical additions or improvements to the Leased Premises (including Lessee Improvements) made by Lessor or Lessee become the property of Lessor and must be surrendered to Lessor upon the termination of this Lease without credit to Lessee; provided, however, Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the time Lessee took possession, all costs of removal and/or alterations to be borne by Lessee provided that, Lessee shall not be required to remove any Lessee Improvements or any subsequent improvements if Lessor agrees at the time of approval thereof that they do not have to be so removed. This clause does not apply to moveable equipment or furniture owned by Lessee, which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default, if such equipment and furniture are not then subject to any other rights, liens and interest of Lessor and such removal can be accomplished without material damage to the Leased Premises and, if there shall exist any damage caused by such removal, such damage shall be repaired by Lessee. Upon completion of any such work by Lessee, Lessee shall provide Lessor with “as built plans”, copies of all construction contracts and proof of payment for all labor and materials. Lessee shall pay to Lessor a construction management fee equal to five percent (5%) of the cost of any improvements constructed under this Section 6.02. One-half of such fee must be paid prior to commencement of such improvements and the balance upon completion thereof.

6.03 Mechanics Lien. Lessee will not permit any mechanic’s or materialman’s lien(s) or other lien to be placed upon the Leased Premises or the Building and nothing in this Lease is intended in any way to constitute the consent by (or request of) Lessor, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Leased Premises, or any part that would give the rise to any mechanic’s or materialman’s or other lien against the Leased Premises. In the event any such lien attaches to the Leased Premises as a result of Lessee’s actions, then, in addition to any other right or remedy of Lessor, Lessor may, but is not obligated to, obtain the release or otherwise discharge the same after ten (10) days notice to Lessee and opportunity to cure same. Any actual amounts paid by Lessor for any of the aforesaid purposes must be paid by Lessee to Lessor on demand as additional rent.

6.04 Delays.

(a) Lessee shall cause Substantial Completion to occur no later than one hundred twenty (120) days following the execution of this Lease by Lessee and Lessor.

(b) Force Majeure. “Force Majeure” delay shall mean a delay caused by reason of fire, acts of God, unreasonable delays in transportation, embargo, weather, strike, other labor disputes, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor or any similar cause not within the reasonable control of the party claiming the benefits of any Force Majeure provisions. The

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party claiming the benefits of any Force Majeure provisions shall be required (as a condition to the effectiveness thereof) to provide written notice of the occurrence of such Force Majeure event within ten (10) days following such occurrence.

(c) Lessor and Lessee Delay. The terms “Lessor Delays”, “Delays caused by Lessor”, “Lessee Delay” or “Delays caused by Lessee” shall mean delay in completion of construction of the Lessee Improvements caused by:

(i) Unless due to the acts or omissions of the other party or such party’s agents, employees or contractors, the respective party’s failure to perform its design approval obligations by the dates or within the time periods set forth herein or its construction period obligations by the dates or within the time periods shown in Sections 6.01 or 6.04 of this Lease; and

(ii) Any subsequent changes, modifications, or alterations to the Final Lessee Improvements Plans and Specifications which reasonably cause delay in the completion thereof.

“Lessee Delay” or “Delays caused by Lessee” shall also mean delays due to the scope and extent of the Lessee Improvements to be constructed by Lessor. For purposes of determining Lessee Delay under this Section 6.04(c), the Lessor must provide notice to Lessee of the existence of excessive Lessee Improvements, special design or construction considerations or other matters which will extend the time necessary for the construction of the Lessee Improvements beyond two (2) days; such notice to be provided by Lessor to Lessee together with Lessor’s delivery of approval and/or objections to Lessee’s plans and specifications for the Lessee Improvements from time-to-time. Such notice shall specify the reasons for the delay and the estimated length of delay and, unless the Lessee’s plans and specifications are modified to eliminate such items, the estimated length of the delay shall be included as a Lessee Delay. For purposes of determining delay, the terms Lessor and Lessee shall include their respective contractors, agents and employees. In addition, the party claiming the benefits of such delay shall be required (as a condition to the effectiveness thereof) to provide written notice of the occurrence of such delay within ten (10) days following such occurrence.

(d) “Substantial Completion” shall mean that time when the following conditions are satisfied:

(i) Receipt of the required temporary or permanent certificate of occupancy, final inspection report or the substantial equivalent under applicable state or local law relative to the Lessee Improvements.

(ii) The construction is completed in accordance with the Lessee Improvements Final Plans and Specifications as acknowledged by Lessor’s architect in writing to Lessee, subject to normal punch list items which will not materially interfere with Lessee’s ability to utilize the Leased Premises for its intended purposes.

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ARTICLE 7.00 CASUALTY AND INSURANCE

7.01 Substantial Destruction. If the Leased Premises or any part thereof are damaged by fire or other casualty, Lessee shall give prompt written notice thereof to Lessor after Lessee’s actual knowledge of same, (i) If the Leased Premises are totally destroyed by fire or other casualty, (ii) if the Leased Premises are damaged so that rebuilding cannot reasonably be commenced within sixty (60) days and completed within one hundred eighty (180) days after the date of written notification by Lessee to Lessor of the destruction, (iii) if the Leased Premises are part of a building which is substantially destroyed (even though the Leased Premises are not totally or substantially destroyed), (iv) if the Leased Premises or Building is damaged by fire or other casualty and applicable law would prevent rebuilding to substantially the condition prior to such fire or casualty, (v) if any mortgagee requires the insurance proceeds payable as a result of such casualty to be applied to the payment of the mortgage debt or (vi) if the Leased Premises are materially damaged and less than two (2) years remain on the Term on the date of such casualty, Lessor or Lessee may terminate this Lease by providing written notice to the other party within sixty (60) days of notice of such casualty.

7.02 Partial Destruction. If this Lease is not terminated under Section 7.01, Lessor shall, at its sole risk and expense, proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage, provided, Lessor has no obligation to repair or rebuild Lessee’s furniture, fixtures or personal property. If the destruction was caused by an act or omission of Lessee, its employees, agents, or invitees, Lessee shall pay Lessor the difference between the actual cost of rebuilding or repairing the Leased Premises and any insurance proceeds received by Lessor. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by any act or negligence of Lessee, its agents, employees, invitees or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the Leased Premises are untenantable will be adjusted to such an extent as may be fair and reasonable under the circumstances. If Lessor fails to complete the necessary repairs or rebuilding within a reasonable time following Lessor’s receipt of notice of such casualty (not to exceed one hundred fifty (150) days from the date of written notification by Lessee to Lessor of the destruction), Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease cease to exist. If any damage or destruction occurs to the Leased Premises during the last twenty-four (24) months of the term of this Lease, Lessor or Lessee may elect to terminate this Lease as of the date Lessee notifies Lessor of such damage. Lessor and Lessee hereby waive the provisions of any law from time to time in effect during the Term relating to the effect upon leases of partial or total destruction of Leased property and agree that their respective rights in the event of damage or destruction are those specifically set forth herein.

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7.03 Property Insurance. Lessor shall, at all times during the term of this Lease, maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company qualified to do business in Texas, insuring the Building against all risk of direct physical loss in an amount equal to the full replacement cost of the Building structure and its improvements as of the date of the loss (exclusive of excavation and foundation costs, costs of underground items and costs of parking lot paving and landscaping), providing protection against all perils, including, without limitations fire, extended coverage, vandalism, malicious mischief, a standard mortgagee clause and rental coverage; provided, Lessor is not obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee upon or within the Leased Premises, any fixtures installed or paid for by Lessee upon or within the Leased Premises, or any improvements which Lessee may construct on the Leased Premises. The rental insurance policy will be for the full rental value for a period of one year, which insurance also covers real estate taxes, insurance and other amounts which might be due Lessor from Lessee pursuant to the terms of this Lease. Lessee agrees that it is not entitled to the proceeds of any policy of insurance maintained by Lessor even if the cost of such insurance is borne by Lessee as set forth in Article 2.00. Notwithstanding the foregoing, in the event Lessor has a net worth in excess of $50,000,000, it shall be entitled to self insure against all risk provided for in this paragraph in lieu of obtaining the insurance set forth herein.

7.04 Waiver of Subrogation. ANYTHING IN THIS LEASE TO THE CONTRARY NOT WITHSTANDING, LESSOR AND LESSEE HEREBY WAIVE AND RELEASE EACH OTHER OF AND FROM ANY AND ALL RIGHT OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST EACH OTHER, THEIR AGENTS, OFFICERS AND EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE LEASED PREMISES, IMPROVEMENTS TO THE BUILDING OF WHICH THE LEASED PREMISES ARE A PART, OR PERSONAL PROPERTY WITHIN THE BUILDING, BY REASON OF FIRE, EXPLOSION, OR ANY OTHER OCCURRENCE, REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF LESSOR OR LESSEE AND THEIR AGENTS, OFFICERS AND EMPLOYEES. LESSOR AND LESSEE AGREE IMMEDIATELY TO GIVE THEIR RESPECTIVE INSURANCE COMPANIES WHICH HAVE ISSUED POLICIES OF INSURANCE COVERING ALL RISK OF DIRECT PHYSICAL LOSS, WRITTEN NOTICE OF THE TERMS OF THE MUTUAL WAIVERS CONTAINED IN THIS SECTION AND TO HAVE THE INSURANCE POLICIES PROPERLY ENDORSED, IF NECESSARY, TO PREVENT THE INVALIDATION OF THE INSURANCE COVERAGE BY REASON OF THE MUTUAL WAIVERS.

7.05 Hold Harmless. Lessor will not be liable to Lessee’s employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the Leased Premises caused by any act or omission of Lessee, its agents, servants or employees, any tenant in the Building of which the Leased Premises are a part, or of any other person entering upon the Leased Premises under express or implied invitation by Lessee, or the failure or cessation of any service provided by Lessor (including security service and devices or caused by leakage of gas,

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oil, water or steam or by electricity emanating from the Leased Premises). Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney’s fees, expenses or claims arising out of any such damage or injury. LESSEE ACKNOWLEDGES AND AGREES THAT ITS INDEMNITY OBLIGATIONS HEREUNDER COVER AND RELATE TO, WITHOUT LIMITATION, ANY NEGLIGENT ACTION AND/OR OMISSION (WHETHER JOINT, COMPARATIVE OR CONCURRENT) OF LESSOR AND LESSOR’S AGENTS, SERVANTS AND EMPLOYEES. Lessor agrees to use its best efforts to contract with third parties which carry a general liability insurance coverage.

7.06 Lessee Insurance.

(a) At all times commencing on and after the earlier of the Commencement Date and the date Lessee or its agents, employees or contractors enters the Leased Premises for any purpose, Lessee shall carry and maintain, at its sole cost and expense:

(i) Commercial General Liability Insurance applicable to the Leased Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00), with a contractual liability endorsement covering Lessee’s indemnity obligations under this Lease;

(ii) All Risks of Physical Loss Insurance written at replacement cost value and with a replacement cost endorsement covering all of Lessee’s personal property and improvements in the Leased Premises;

(iii) Workers’ Compensation Insurance as required by the state in which the Leased Premises is located and in amounts as may be required by applicable statute, and Employers’ Liability Coverage of One Million Dollars ($1,000,000.00) per occurrence;

(iv) Whenever good business practice, in Lessor’s reasonable judgment, indicates the need of additional insurance coverage or different types of insurance in connection with the Leased Premises or Lessee’s use and occupancy thereof, Lessee shall, upon request, obtain such insurance at Lessee’s expense and provide Lessor with evidence thereof.

(b) Before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Lessee, Lessee shall carry and maintain, at its expense, or Lessee shall require any contractor performing work on the Leased Premises to carry and maintain, at no expense to Lessor, in addition to Workers’ Compensation Insurance as required by the jurisdiction in which the Building is located, All Risk Builder’s Risk Insurance in the amount of the replacement cost of any alterations, additions or improvements and Commercial General Liability Insurance (including, without limitation, Contractor’s Liability coverage, Contractual Liability coverage and Completed Operations

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coverage,) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000.00) and adding “the named Lessor hereunder (or any successor thereto), and its respective members, principals, beneficiaries, partners, officers, directors, employees, agents and any Mortgagee(s)”, and other designees of Lessor as the interest of such designees appear, as additional insureds (collectively referred to as the “Additional Insureds”).

(c) Any company writing any insurance which Lessee is required to maintain or cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Leased Premises or the operation of Lessee’s business therein being referred to as “Lessee’s Insurance”), as well as the form of such insurance, are at all times subject to Lessor’s reasonable approval, and each such insurance company must have an A.M. Best rating of “A-” or better and be licensed and qualified to do business in the state in which the Leased Premises are located. All policies evidencing Lessee’s Insurance (except for Workers’ Compensation Insurance) must specify Lessee as named insured and the Additional Insureds as additional insureds. Provided that the coverage afforded Lessor and any designees of Lessor is not reduced or otherwise adversely affected, all of Lessee’s Insurance may be carried under a blanket policy covering the Leased Premises and any other of Lessee’s locations. All policies of Lessee’s Insurance must contain endorsements requiring that the insurer(s) give Lessor and its designees at least thirty (30) days’ advance written notice of any change, cancellation, termination or lapse of said insurance. Lessee shall be solely responsible for payment of premiums for all of Lessee’s Insurance. Lessee shall deliver to Lessor at least fifteen (15) days prior to the time Lessee’s Insurance is first required to be carried by Lessee, and upon renewals at least fifteen (15) days prior to the expiration of any such insurance coverage, certified copies of all policies procured by Lessee in compliance with its obligations under this Lease. The limits of Lessee’s Insurance do not in any manner limit Lessee’s liability under this Lease.

(d) Lessee shall not do or fail to do anything in, upon or about the Leased Premises which will (i) violate the terms of any of Lessor’s insurance policies; (ii) prevent Lessor from obtaining policies of insurance acceptable to Lessor or any Mortgagees; or (iii) result in an increase in the rate of any insurance on the Leased Premises, the Building, any other property of Lessor or of others within the Building. In the event of the occurrence of any of the events set forth in this Section, Lessee shall pay Lessor upon demand, as additional rent, the cost of the amount of any increase in any such insurance premium, provided that the acceptance by Lessor of such payment may not be construed to be a waiver of any rights by Lessor in connection with a default by Lessee under this Lease. If Lessee fails to obtain the insurance coverage required by this Lease, Lessor may, at its option and after notice to Lessee and a reasonable opportunity to cure, obtain such insurance for Lessee, and Lessee shall pay, as additional rent, the cost of all premiums thereon and all of Lessor’s costs associated therewith.

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ARTICLE 8.00 CONDEMNATION

8.01 Substantial Taking. If all or a substantial portion of the Leased Premises or a substantial portion of the Building of which the Leased Premises are a part (even though the Leased Premises are not taken) are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, or the taking would prevent or materially interfere with the use of the Leased Premises or the Building of which the Leased Premises are a part for the purpose for which it is then being used, then Lessor and Lessee have the option to terminate this Lease and to abate the rent during the unexpired portion of this Lease effective on the date title or physical possession is taken by the condemning authority, whichever occurs first. All proceeds of any taking are the sole property of Lessor and Lessee agrees that Lessee is not entitled to any condemnation award or proceeds in lieu thereof (but may maintain a separate action for damages).

8.02 Partial Taking. If a portion of the Leased Premises or a portion of the Building of which the Leased Premises are a part are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.01 above, Lessor shall at Lessor’s sole risk and expense, restore and reconstruct the Building and other improvements on the Leased Premises to the extent necessary to make it substantially similar in terms of appearance and functionality; provided, if the damages received by Lessor are insufficient to cover the costs of restoration, Lessor may terminate this Lease. The rent payable under this Lease during the unexpired portion of the term will be adjusted to such an extent as may be fair and reasonable under the circumstances. All proceeds of any taking are the sole property of Lessor and Lessee agrees that Lessee is not entitled to any condemnation award or proceeds in lieu thereof (but may maintain a separate action for damages).

ARTICLE 9.00 ASSIGNMENT OR SUBLEASE

9.01 Lessor Assignment. Lessor may sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Leased Premises. Any such sale, transfer or assignment will release Lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.02 Lessee Assignment. Lessee shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation, if Lessee’s voting securities are not traded on any national securities exchange, by transfer of more than a twenty five percent (25%) interest in Lessee in a single transaction or in a series of transactions, which transfer will be deemed an assignment) or mortgage or pledge the same or sublet the Leased Premises, in whole or in part, without the prior written consent of Lessor which consent may not be unreasonably withheld, conditions or delayed, in Lessor’s sole discretion, be withheld, and in no event will any such assignment or sublease ever release Lessee or any guarantor from any obligation or liability hereunder. Lessee may assign, in whole or in part, this Lease to an affiliate without the prior written consent of Lessor; provided,

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however, such assignee must be of the same or better credit risk as Lessee and of the same or similar type of business as Lessee. It shall not be deemed an assignment in the event Lessee’s stock becomes publicly traded or Lessee’s business is sold. No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof.

9.03 Conditions of Assignment. If Lessee desires to assign or sublet all or any part of the Leased Premises or grant any license, concession or other right of occupancy of any portion of the Leased Premises, it must so notify Lessor at least thirty days in advance of the date on which Lessee desires to make such assignment or sublease; provided, however, Lessee is permitted to sublet all or any part of the Leased Premises to Celeste Optics, Inc., or Optical Regen, Inc., with which it has a working relationship, without the prior written consent of Lessor. Lessee must provide Lessor with a copy of the proposed assignment or sublease and such information as Lessor might reasonably request concerning the proposed sublessee or assignee to allow Lessor to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen days after Lessor’s receipt of Lessee’s proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Lessor may, in its sole and absolute discretion, either: (i) consent to the proposed assignment or sublease, pursuant to a Consent Agreement on a form approved by Lessor in its sole discretion, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Lessee shall pay to Lessor all such excess rent and other excess consideration within ten days following receipt thereof by Lessee; or (ii) refuse to consent to the proposed assignment or sublease, which refusal is deemed to have been exercised unless Lessor gives Lessee written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Leased Premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Lessee by reason of the assignment or sublease. Lessee agrees that any collection directly by Lessor from the assignee or sublessee is not intended to constitute a novation or a release of Lessee or any guarantor from the further performance of its obligations under this Lease. As a condition to Lessor’s review of any assignment or sublease, Lessee must deliver to Lessor a non-refundable fee of $500.00 to defer Lessor’s administrative costs with respect thereto. In addition, all legal fees and expenses, not to exceed $1,000, incurred by Lessor in connection with the review by Lessor of Lessee’s requested assignment or sublease together with any legal fees and disbursements incurred in the preparation and/or review of any documentation required by the requested assignment or sublease, are the responsibility of Lessee and must be paid by Lessee within five (5) days of demand for payment thereof.

9.04 Subordination. Lessee accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the Building or project of which the Leased Premises are a part (provided, however, that

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any such mortgagee may, at any time, subordinate such mortgage, deed of trust or other lien to this Lease) and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building and to any renewals thereof. Lessee agrees to provide Lessor with a non-disturbance agreement substantially in the form attached hereto as Exhibit “E” within thirty (30) days of execution of this Lease. If the interests of Lessor under this Lease are transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust lien on the Leased Premises, Lessee is bound to the transferee (sometimes called the “Purchaser”) at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and, if requested by the Purchaser, Lessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Lessor. Should Purchaser elect to maintain existence of this Lease, Lessee will not be entitled to any credits as against Purchaser any prepaid rents or offsets against or credits due from Lessor.

9.05 Estoppel Certificates. Lessee agrees to furnish, from time to time, within ten (10) days after receipt of a request from Lessor, Lessor’s mortgagee or any potential purchaser of the Building, a statement certifying, if applicable, the following: Lessee is in possession of the Leased Premises; the Leased Premises are acceptable; this Lease is in full force and effect; this Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor, Lessor’s mortgagee or any potential purchaser. Lessee’s failure to deliver such statement, in addition to being a default under this Lease, may be deemed to establish conclusively that this Lease is in full force and effect except as declared by Lessor, that Lessor is not in default of any of its obligations under this Lease and that Lessor has not received more than one month’s rent in advance. Any notice and cure provisions set forth in any other part of this Lease does not apply to a default of this Section 9.05. Lessor agrees to furnish a similar estoppel certificate within ten (10) days after receipt of a request from Lessee.

ARTICLE 10.00 LIENS

10.01 Landlord’s Lien. This section intentionally deleted.

10.02 Uniform Commercial Code. This section intentionally deleted.

10.03 Statutory Lien. Lessor hereby waives any statutory lien against Lessee.

ARTICLE 11.00 DEFAULT AND REMEDIES

11.01 Default by Lessee. The following are events of default by Lessee under this Lease:

(a) Lessee fails to pay, when due, any installment of rent or any other payment required pursuant to this Lease, and such failure continues for a period

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of ten (10) days following written notice from Lessor to Lessee; provided Lessor shall not be obligated to provide such notice more than twice in any twelve month period;

(b) Lessee fails to comply with any term, provision or covenant of this Lease, other than the payment of rent, and such failure continues for a period of thirty (30) days following written notice from Lessor to Lessee; provided, however, if the nature of Lessee’s default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee shall commence such cure with said thirty (30) day period and thereafter diligently pursues same to completion;

(c) Lessee or any guarantor of Lessee’s obligations hereunder files a petition or is adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law, or admits that it cannot meet its financial obligations as they become due; or a receiver or trustee is appointed for all or substantially all of the assets of Lessee or such guarantor; or Lessee or any guarantor of Lessee’s obligations hereunder makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; or

11.02 Remedies for Lessee’s Default. Upon the occurrence of any event of default set forth in this Lease, Lessor is entitled to pursue any one or more of the remedies set forth herein without any notice or demand.

(a) Without declaring this Lease terminated, Lessor may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages, and relet the Leased Premises on behalf of Lessee and receive the rent directly by reason of the reletting; provided however, that Lessor has no obligation to relet the Leased Premises so as to mitigate the amount for which Lessee is liable. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the Leased Premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it in order to relet the Leased Premises, including, but not limited to, leasing commissions, lease incentives, remodeling and repair costs.

(b) Without declaring this Lease terminated, Lessor may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee’s obligations under this Lease; further, Lessee agrees that Lessor will not be liable for any damages resulting to Lessee from effecting compliance with Lessee’s obligations under this Lease caused by the negligence of Lessor or otherwise.

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(c) Lessor may terminate this Lease, in which event Lessee shall immediately surrender the Leased Premises to Lessor, and if Lessee fails to surrender the Leased Premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of this Lease under this Section, including without limitation, loss and damage due to the failure of Lessee to maintain and or repair the Leased Premises as required hereunder and/or due to the inability to relet the Leased Premises on terms satisfactory to Lessor or otherwise, and any expenditures made by Lessor in order to relet the Leased Premises, including, but not limited to, leasing commissions, lease incentives, and remodeling and repair costs; provided however, that Lessor will have no obligation to relet the Leased Premises so as to mitigate the amount for which Lessee is liable. In addition, upon termination Lessor may collect from Lessee the value of all future rentals required to be paid under this Lease from the date Lessor terminates this Lease until the original termination date in accordance with applicable law. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Lessor only by mailing or delivering written notice of such termination to Lessee, and no other act or omission of Lessor constitutes a termination of this Lease.

(d) In the event that Lessor exercises its remedy to lock out Lessee in accordance with any provision of this Lease, Lessee agrees that no notice is required to be posted by Lessor on any door to the Leased Premises (or elsewhere) disclosing the reason for such action or any other information, and that Lessor is not obligated to provide a key to the changed lock to Lessee unless Lessee has first:

(i) brought current all payments due to Lessor under this Lease (unless Lessor has permanently repossessed the Leased Premises or terminated this Lease, in which event payment of all past due amounts do not obligate Lessor to provide a key);

(ii) fully cured and remedied to Lessor’s satisfaction all other defaults of Lessee under this Lease (unless Lessee has abandoned or vacated the Leased Premises, in which event Lessor is not obligated to provide the new key to Lessee under any circumstances); and

(iii) provided Lessor with additional security deposit and assurances satisfactory to Lessor that Lessee intends to and is able to meet and comply with its future obligations under this Lease, both monetary and non-monetary. Lessor may, upon written request by Lessee, at Lessor’s convenience, upon receipt by Lessor of an amount necessary to reimburse itself for time and expense in providing such service, and upon Lessee’s execution and delivery of such waivers and indemnities as Lessor may require at Lessor’s option either:

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a) escort Lessee or its specifically authorized employees or agents to the Leased Premises to retrieve personal belongings of Lessee’s employees and property of Lessee that is not subject to a Security Interest provided in this Lease; or

b) obtain from Lessee a list of such property and arrange for such items to be removed from the Leased Premises and made available to Lessee at such place at such time as Lessor may designate, provided however, that if Lessor elects option (ii), then Lessee shall pay Lessor in cash in advance, the estimated costs that Lessor may incur upon moving and storage charges theretofore incurred by Lessor with respect to such property. THE PROVISIONS OF THIS ARTICLE ARE INTENDED TO OVERRIDE AND SUPERSEDE ANY CONFLICTING PROVISIONS OF THE TEXAS PROPERTY CODE AND ANY AMENDMENTS OR SUCCESSOR STATUTES THERETO, AND OF ANY OTHER LAW, TO THE MAXIMUM EXTENT PERMITTED BY THE LAW.

(e) Notwithstanding any other remedy set forth in this Lease, if Lessor has made rent concessions of any type or character, or waived any base rent (i.e. given free rent), and Lessee fails to take possession of the Leased Premises on the Commencement Date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived base rent, are canceled and the amount of the base rent or other rent concessions are due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. A rent concession or waiver of the base rent will not relieve Lessee of any obligation to pay any other charge due and payable under this Lease including without limitation any sums due under Section 2.02 herein.

(f) If Lessor exercises any of its rights provided herein and Lessee subsequently cures such default, Lessor is entitled to receive a service charge of $500.00 from Lessee for its time and expense, in addition to any other amounts owed hereunder, prior to allowing the Lessee to reenter and reoccupy the Leased Premises.

(g) Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the Leased Premises by reason of the violation by Lessee of any of the covenants and conditions of this Lease or otherwise. The rights given to Lessor herein are in addition to any rights that may be given to Lessor by any statute or otherwise.

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(h) Lessor’s pursuit of any remedy specified in this Lease will not constitute an election to pursue that remedy only, nor preclude Lessor from pursuing any other remedy available at law or in equity, nor constitute a forfeiture or waiver of any rent or other amount due to Lessor as described herein.

(i) If Lessee or any guarantor of Lessee’s obligations hereunder is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceeding, federal or state, voluntary or involuntary, under any present or future law or act, Lessor is entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of its remedies under this Lease, including specifically the stay imposed by Section 362 of the United States Federal Bankruptcy Code, as amended. Lessee hereby consents to the immediate lifting of any such automatic stay, and may not contest any motion by Lessor to lift such stay. Lessee expressly acknowledges that the Leased Premises is not now and will never be necessary to any plan or reorganization of any type.

11.03 Lessor’s Liability. The liability of Lessor to Lessee for any default by Lessor under the terms of this Lease is limited to Lessee’s actual direct, but not consequential, damages therefor and is recoverable only from the interest of Lessor in the Building, and Lessor is not personally liable for any deficiency.

ARTICLE 12.00 RELOCATION

12.01 Relocation Option. This section intentionally deleted.

ARTICLE 13.00 DEFINITIONS

13.01 Abandon. “Abandon” means the vacating of all or a substantial portion of the Leased Premises by Lessee or any approved sublessee, whether or not Lessee or any approved sublessee is in default of the rental payments due under this Lease.

13.02 Building. “Building” as used in this Lease means the building described in Section 1.02, including the Leased Premises and the land upon which the Building is situated.

13.03 Commencement Date. “Commencement Date” is the date set forth in Section 1.03. The Commencement Date constitutes the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession.

13.04 Square Feet. “Square feet” or “square foot” as used in this Lease includes the area contained within the Leased Premises.

ARTICLE 14.00 MISCELLANEOUS

14.01 Waiver. Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, will not constitute a waiver of the default, but Lessor has the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of

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any one or more of the remedies set forth in Article 11.00 or Article 12.00 above will not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided at law or in equity, nor will pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Lessee agrees that failure by Lessor to enforce one or more of the remedies provided upon an event of default will not constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

No act or thing done by Lessor or its agents during the term of this Lease may be deemed an acceptance of an attempted surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises will be valid unless made in writing and signed by Lessor. No reentry or taking possession of the Leased Premises by Lessor may be construed as an election on its part to terminate this Lease, unless a written notice of such intention, signed by Lessor, is given by Lessor to Lessee. Notwithstanding any such reletting or reentry or taking possession, Lessor may at any time thereafter elect to terminate this Lease for a previous event of default. Lessee and Lessor agree that Lessor’s acceptance of rent following an event of default hereunder will not constitute Lessor’s waiver of such event of default. The failure of Lessor to enforce any of the Rules and Regulations described in Section 3.03 against Lessee or any other Lessee in the Building will not constitute a waiver of any such Rules and Regulations. No waiver of any provision of this Lease is effective unless such waiver is in writing and signed by Lessor. All rights granted to Lessor in this Lease are cumulative of every other right or remedy which Lessor may otherwise have at law or in equity, and the exercise of one or more rights or remedies does not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

14.02 Act of God. Lessor is not required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non- performance of the covenant or obligation is delayed, caused or prevented by Force Majeure or by Lessee.

14.03 Attorney’s Fees. If Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Leased Premises, the prevailing party agrees to pay the non-defaulting party’s costs of collection, including reasonable attorney’s fees for the services of the attorney, whether suit is actually filed or not.

14.04 Successors. This Lease is binding upon and inures to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor’s interest in the Leased Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless will remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the Leased Premises.

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14.05 Rent Tax. If applicable in the jurisdiction where the Leased Premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment must be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

14.06 Captions. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

14.07 Notice. All rent and other payments required to be made by Lessee must be paid to Lessor at the address set forth in Section 1.05. All payments required to be made by Lessor to Lessee are payable to Lessee at the address set forth in Section 1.05 or at any other address within the United States as Lessee may specify from time to time by written notice. For purposes hereof, any notice or document required or permitted to be delivered by the terms of this Lease (other than delivery of rental payments) will be deemed to be delivered upon the earlier of actual receipt, or (whether or not actually received) three days after being deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.05, or transmission by facsimile and receipt of confirmation of successful transmission by the transmitting facsimile; provided, however, any notice given by facsimile must be followed up by notice in one of the other manners set forth herein within five (5) days thereafter. Rental payments will be deemed received upon actual receipt only. Except as specifically set forth herein, in no event will notice by facsimile transmission be proper notice under the terms of this Lease.

14.08 Submission of Lease. Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option or offer to lease. This Lease is not deemed effective until execution by and delivery to both Lessor and Lessee.

14.09 Representations, Warranties and Covenants of Lessee. Lessee represents, warrants and covenants that it is now in a solvent condition; that no bankruptcy or insolvency proceedings are pending or contemplated by or against Lessee or any guarantor of Lessee’s obligations under this Lease; that all reports, statements and other data furnished by Lessee to Lessor in connection with this Lease are true and correct in all material respects; that the execution and delivery of this Lease by Lessee does not contravene, result in a breach of, or constitute a default under any contract or agreement to which Lessee is a party or by which Lessee may be bound and does not violate or contravene any law, order, decree, rule or regulation to which Lessee is subject; and that there are no judicial or administrative actions, suits, or proceedings pending or threatened against or affecting Lessee or any guarantor of Lessee’s obligations under this Lease.

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14.10 Corporate Authority. If Lessee executes this Lease as a corporation, Lessee represents and warrants that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the Leased Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. Lessee shall additionally deliver (i) a corporate resolution authorizing execution of this Lease and confirming the authority of those persons executing this Lease, (ii) certified Articles of Incorporation and (iii) a certificate of existence and good standing from the State of Texas or if Lessee is not incorporated in Texas, a certificate of existence and good standing from Lessee’s state of incorporation and a certificate evidencing Lessee’s authority to do business in the State of Texas.

14.11 Partnership Authority. If Lessee executes this Lease as a general or limited partnership, Lessee represents and warrants that Lessee is a duly authorized and existing partnership, that, if applicable, Lessee is qualified to do business in the state where the Leased Premises are located, that the partnership has full right and authority to enter into this Lease, and that each person signing on behalf of the partnership is authorized to do so. Lessee must additionally deliver a copy of its partnership agreement, and if a limited partnership, a copy of its certificate of limited partnership. The party executing this Lease on behalf of Lessee, if a corporate managing general partner or general partner, must additionally deliver (a) a corporate resolution authorizing execution of this Lease and confirming the authority of those executing this Lease, (b) certified Articles of Incorporation, (c) a certificate of existence and good standing from the State of Texas or if such party is not incorporated in Texas, a certificate of existence and good standing from such party’s state of incorporation, and (d) a certificate evidencing such party’s authority to do business in the State of Texas.

14.12 Severability. If any provision of this Lease or the application thereof to any person or circumstance is ever determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, Lessor and Lessee agree that the remainder of this Lease and the application of such provisions to other persons or circumstances will not be affected thereby and will be enforced to the greatest extent permitted by law.

14.13 Lessor’s Liability. If Lessor is in default under this Lease and, if as a consequence of such default, Lessee recovers a money judgment against Lessor, such judgment may be satisfied only out of the right, title and interest of Lessor in the Leased Premises as the same may then be encumbered and neither Lessor nor any person or entity comprising Lessor has any liability for any deficiency. In no event does Lessee have the right to levy execution against any property of Lessor nor any person or entity comprising Lessor other than its interest in the Leased Premises as herein expressly provided.

14.14 Notice to Mortgagees. Provided that Lessee has received prior written notice of the name and address of such lender, Lessee shall serve written notice of any claimed default or breach by Lessor under this Lease upon any lender which is a beneficiary under any deed of trust or mortgage against the Leased Premises, and no notice to Lessor is effective against Lessor unless such notice is served upon said

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lender; notwithstanding anything to the contrary contained herein, Lessee shall allow such lender the same period following lender’s receipt of such notice to cure such default or breach as is afforded Lessor.

14.15 No Recordation. Lessee may not record this Lease but may record a memorandum hereof upon approval of the form by Lessor.

14.16 Counterparts. This Lease may be executed in two (2) or more counterparts, and it is not necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart may be deemed an original, but all such counterparts taken together constitute but one and the same instrument.

14.17 Governing Law. THIS LEASE IS INTENDED BY THE PARTIES TO BE GOVERNED BY, AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA AS APPLICABLE TO TRANSACTIONS WITHIN THE STATE OF TEXAS.

14.18 Broker. Lessee represents and warrants that Lessee has dealt with no broker except Mohr Partners, the broker which has been identified to Lessor, and that, insofar as Lessee knows, no other broker negotiated this Lease on behalf of Lessee or is entitled to any commission in connection herewith. Lessor represents and warrants that Lessor has dealt with no broker except The John Bowles Company, the broker which has been identified to Lessor, and that, insofar as Lessor knows, no other broker negotiated this Lease on behalf of Lessor or is entitled to any commission in connection herewith. Lessor agrees to indemnify and hold harmless Lessee from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessor. Lessee agrees to indemnify and hold harmless Lessor from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessee.

14.19 Publication. Lessee hereby agrees that Lessor has the right, but not the obligation, at no cost to Lessee, to publicize and/or advertise the execution of this Lease and the related transaction.

14.20 DTPA Waiver. LESSEE WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES—CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF LESSEE’S OWN SELECTION, LESSEE VOLUNTARILY CONSENTS TO THIS WAIVER.

14.21 Construction of Lease. Lessee declares that Lessee has read and understands all parts of this Lease, including all printed parts hereof. It is agreed that, in the construction and interpretation of the terms of this Lease, the rule of construction that a document is to be construed most strictly against the party who prepared the

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same shall not be applied, it being agreed that both parties hereto have participated in the preparation of the final form of this Lease. Wherever in this Lease provision is made for liquidated damages, it is because the parties hereto acknowledge and agree that the determination of actual damages (of which such liquidated damages are in lieu) is speculative and difficult to determine; the parties agree that liquidated damages herein are not a penalty.

14.22 Financial Statements. Lessee acknowledges that it has provided Lessor with its financial statement(s) as a primary inducement to Lessor’s agreement to lease the Leased Premises to Lessee, and that Lessor has relied on the accuracy of said financial statement(s) in entering into this Lease. Lessee represents and warrants that the information contained in said financial statement(s) is true, complete and correct in all material aspects, and agrees that the foregoing representations are conditions to all of Lessor’s obligations under this Lease.

At the request of Lessor (only upon the sale or refinancing of the Building, or upon any extension or renewal hereof), Lessee shall, not later than thirty (30) days following such request, furnish to Lessor a financial statement of Lessee as of the end of the prior fiscal year accompanied by a statement of income and expense for the year then ended, together with a certificate of the chief financial officer, owner or partner of Lessee to the effect that the financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of Lessee as of and for the periods covered.

14.23 Time of Essence. With respect to all required acts of Lessee, time is of the essence of this Lease.

14.24 Joint and Several Liability. If there is more than one Lessee, the obligations hereunder imposed upon Lessee are joint and several. If there is a guarantor(s) of Lessee’s obligations hereunder, the obligations of Lessee are joint and several obligations of Lessee and each such guarantor, and Lessor need not first proceed against Lessee hereunder before proceeding against each such guarantor, nor will any such guarantor be released from its guarantee for any reason whatsoever, including, without limitation, any amendment of this Lease, any forbearance by Lessor or waiver of any of Lessor’s rights, the failure to give Lessee or any such guarantor any notices, or the release of any party liable for the payment or performance of any of Lessee’s obligations hereunder.

14.25 Building Name and Address. Lessor reserves the right at any time to change the name by which the Building is designated and its address, and Lessor has no obligation or liability whatsoever for costs or expenses incurred by Lessee as a result of such name change or address change of the Building.

14.26 Taxes and Lessee’s Property. Except for ad valorem taxes, Lessee is solely liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Lessee in the Leased Premises. If any such taxes for which Lessee is liable are levied or assessed against Lessor or Lessor’s property and if Lessor elects

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to pay the same or if the assessed value of Lessor’s property is increased by inclusion of personal property, furniture or fixtures placed by Lessee in the Leased Premises, and Lessor elects to pay the taxes based on such increase, Lessee shall pay Lessor upon demand that part of such taxes for which Lessee is primarily liable hereunder.

14.27 Constructive Eviction. Lessee is not be entitled to claim a constructive eviction from the Leased Premises unless Lessee has first notified Lessor in writing of the condition giving rise thereto, and, if the complaints are justified, unless Lessor has failed to remedy such conditions with a reasonable time after receipt of said notice.

ARTICLE 15.00 AMENDMENT AND LIMITATION OF WARRANTIES

15.01 Entire Agreement. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

15.02 Amendment. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

15.03 Limitation of Warranties. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

15.04 Waiver of Jury Trial. LESSEE HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT NOW OR HEREAFTER EXISTS WITH REGARD TO THIS LEASE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LESSEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LESSOR IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY LESSEE.

ARTICLE 16.00 OTHER PROVISIONS

16.01 Renewal. Lessee shall have two (2) options to renew the Lease for five (5) years each at ninety-five percent (95%) of the then Prevailing Market Rental Rate (as defined below) upon Lessee’s prior written request to Lessor six (6) months prior to

COMMERCIAL LEASE	Page 33

the expiration of the then existing term. If Lessee exercises the option provided for herein, this Lease shall be deemed extended and shall be continued in full force and effect with respect to every applicable term and condition contained herein. Prevailing Market Rental Rates, being the rental rate for properties of equivalent quality, size, utility and location, with the length of the Lease term, and credit standing of the Lessee, to be taken into account (the “Prevailing Market Rental Rate”).

Upon notification from Lessee of the exercise of this renewal option, Lessor shall, within fifteen (15) business days thereafter, notify Lessee in writing of the proposed Prevailing Market Rental Rate for the renewal term; Lessee shall, within fifteen (15) business days following receipt of same, notify Lessor in writing of its acceptance or rejection of the proposed Prevailing Market Rental Rate by Lessee. If Lessee rejects Lessors proposal and Lessee and Lessor have not agreed on a Prevailing Market Rental Rate for the extended term within fifteen (15) business days of such notice, Lessee may withdraw its extension notice and this Lease shall terminate at the end of the primary term or first extension term, as applicable, or Lessee may elect to invoke the appraisal process to determine the Prevailing Market Rental Rate. If Lessee does invoke the appraisal process, Prevailing Market Rental Rate shall be determined in accordance with the following:

Within fifteen (15) days of Lessee’s election to invoke the appraisal process, Lessor and Lessee shall each appoint a disinterested and qualified (i.e., 10 years of continuous experience in the Dallas, Fort Worth Metroplex with property similar to the Building) real estate brokerage or appraisal professional (the “Professional” or “Professionals”). If the Professionals cannot agree upon a Prevailing Market Rental Rate within thirty (30) days following their appointment, the Professionals shall forthwith select a third disinterested and qualified Professional, and the decision of any two Professionals shall be binding. Notification in writing of this decision shall be made by the Professionals to Lessor and Lessee within thirty (30) days following the selection of the third Professional. Lessor and Lessee shall bear the expense of the Professional appointed by each, and the expense of the third Professional shall be shared jointly by both parties.

In the event Lessee fails to exercise any option within the time and in the manner provided herein, such option, and all subsequent options, shall be deemed waived by Lessee and shall not be exercisable thereafter.

16.02 Flag poles. Lessee, at Lessee’s sole cost and expense, may install flag poles at the Building in accordance with applicable governmental law, ordinance or regulation (including any applicable restrictive covenants) and the Building rules and regulations.

COMMERCIAL LEASE	Page 34

ARTICLE 17.00 SIGNATURES

SIGNED this 15 day of May, 2000.

LESSOR: ACLP BETHANY, L.P., a Texas limited partnership By: ACLP BETHANY GP, INC., a Texas corporation, Its general partner By: /s/ Sue Shelton Sue Shelton Executive Vice President	LESSEE: XTERA COMMUNICATIONS, INC., a Delaware corporation By: /s/ Ann Stephens Name: Ann Stephens Title: VP & GM
LESSEE ACKNOWLEDGES THAT THIS LEASE INCLUDES THE INDEMNIFICATION PROVISIONS SET FORTH IN SECTIONS 3.01, 3.06, 7.05 AND 14.18 HEREOF.

EXHIBITS:
Exhibit “A”	Property Description
Exhibit “B”	Site Plan showing location of initial 50,000 and parking
Exhibit “C”	Lessor’s Sign Criteria
Exhibit “D”	Lessor’s Standard Tenant Acceptance of Premises form
Exhibit “E”	Subordination, Attornment and Non-Disturbance Agreement

COMMERCIAL LEASE	Page 35

RULES AND REGULATIONS

(A) Lessor agrees to furnish Lessee two keys without charge. Additional keys will be furnished at a nominal charge. Lessee shall not change locks or install additional locks on doors without the prior written consent of Lessor. Lessee shall not make or cause to be made duplicates of keys procured from Lessor without prior approval of Lessor. All keys to Leased Premises shall be surrendered to Lessor upon termination of this Lease.

(B) Lessee will refer all contractors, contractors’ representatives and installation technicians rendering any service on or to the physical property of the Leased Premises for Lessee to Lessor for Lessor’s approval before performance of any contractual service. Lessee’s contractors and installation technicians shall comply with Lessor’s rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Leased Premises or project, including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Leased Premises or project.

(C) Lessee shall not at any time occupy any part of the Leased Premises or project as sleeping or lodging quarters.

(D) Lessee shall not place, install or operate on the Leased Premises or in any part of the Building any engine, or conduct mechanical operations thereon or therein, or place or use in or about the Leased Premises or project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Lessor.

(E) Lessor will not be responsible for lost, stolen or damaged personal property, equipment, money or jewelry from the Leased Premises or the project regardless of whether such loss occurs when the area is locked against entry or not.

(F) No dogs, cats, fowl, or other animals shall be brought into or kept in or about the Leased Premises or project.

(G) Employees of Lessor shall not receive or carry messages for or to Lessee or other person or contract with or render free or paid services to Lessee or to any of Lessee’s agents, employees or invitees.

(H) None of the parking, plaza, recreation or lawn areas, entries, exits, passages, doors, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed,

COMMERCIAL LEASE	Page 36

emptied or thrown into these areas or such area used by Lessee’s agents, employees or invitees at any time for purposes inconsistent with their designation by Lessor.

(I) The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, including improper disposal of any materials, or by the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

(J) Nothing shall be thrown out of the windows of the Building or down the stairways or other passages.

(K) Lessee and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Lessor. Lessee shall not leave any vehicle in a state of disrepair (including, without limitation, flat tires, out of date inspection stickers or license plates) on the Leased Premises or project. If Lessee or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Lessor, after giving written notice to Lessee of such violation, shall have the right to remove such vehicles at Lessee’s expense.

(L) Parking in a parking area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Lessor. Failure to observe the rules and regulations shall terminate Lessee’s right to use the parking area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal of impoundment of a vehicle shall create any liability on Lessor or be deemed to interfere with Lessee’s right to possession of its Leased Premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where “No Parking” signs are posted, on ramps, in cross-hatched areas, and in other areas as may be designated by Lessor. Parking stickers or other forms of identification supplied by Lessor shall remain the property of Lessor and not the property of Lessee and are not transferable. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

(M) Lessee shall not lay floor covering within the Leased Premises without written approval of the Lessor. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

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(N) Lessee agrees to cooperate and assist Lessor in the prevention of canvassing, soliciting and peddling within the Building or project.

(O) Upon occupancy of the entire Building, Lessee shall be permitted to utilize all the parking spaces at Allen Tech Center.

(P) All signage must be approved by Lessor and be within Lessor’s specifications

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EXHIBIT “A”

BEING a tract of land situated in the City of Allen, COLLIN County, Texas and being a part of the WILLIAM PERRIN SURVEY, ABSTRACT NO. 708, and being part of a tract of land described as 16.6861 acres conveyed by Kendall Land Corporation to Madstone Partners, Ltd. by deed dated August 17, 1992, as recorded in County Clerk’s File No. 92-0055975, Land Records, COLLIN County, Texas and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found at the intersection of the north right-of-way line of Bethany Drive (a 110 foot right-of-way) and the southwest corner of the Replat of Bethany Tech Center Addition as shown on the plat recorded in Cabinet “F”, Page 273 of the Map Records, COLLIN County, Texas and the beginning of a curve to the left following the north line of said Bethany Drive, said curve having an internal angle of 09 degrees 43 minutes 08 seconds, a radius of 781.42 feet, a chord that bears South 69 degrees 10 minutes 30 seconds West, and a chord length of 132.39 feet;

THENCE along said curve an arc length of 132.55 feet to an iron pin found for point of tangency;

THENCE South 64 degrees 20 minutes 55 seconds West with said north right-of-way line of Bethany Drive a distance of 123.57 feet to a 1/2 inch iron rod set for corner;

THENCE leaving said north line of Bethany Drive North 25 degrees 39 minutes 05 seconds West a distance of 375.79 feet to a 1/2 inch iron rod set for corner;

THENCE North 75 degrees 58 minutes 16 seconds West a distance of 90.06 feet to a 1/2 inch iron rod set for corner;

THENCE North 14 degrees 01 minutes 44 seconds East a distance of 400.00 feet to a 5/8 inch iron rod set for corner on the north line of said 16.6861 acre tract;

THENCE South 75 degrees 58 minutes 16 seconds East a distance of 533.75 feet to a point for corner, said point being the northeast corner of said 16.6861 acre tract;

THENCE South 14 degrees 01 minutes 44 seconds West a distance of 534.65 feet to the POINT OF BEGINNING and containing 290,441 square feet or 6.6676 acres of land.

CMC/Bethany

3604.12

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EXHIBIT “B”

MAY 09, 2000

(BUILDING DIMENSION)
255'-6 1/2"
(BUILDING DIMENSION)
139'-11 1/4"
145'-0"
(BUILDING DIMENSION)
MUST TAKE
LEASE AREA
34,518 SQ.FT.
139'-11 1/4"
LEASE AREA
50,000 SQ.FT.
195'-6"
(BUILDING DIMENSION)
145'-0"
215'-0 1/16"
203'-0 3/4"
(BUILDING DIMENSION)
145'-0"
(BUILDING DIMENSION)

TOTAL LEASE SPACE
84,518 SQ.FT.

PLANARC

HUFF

COMMERCIAL LEASE	Page 40

EXHIBIT “B”

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EXHIBIT “C”

STANDARD SIGNAGE CRITERIA

The purpose of this exhibit is to establish certain parameters for each tenant’s signage extent, construction and installation. Signage on the premises shall be done only with prior written consent and Landlord approval in accordance with this exhibit

I.	Extent

A.	The wording of the sign shall be limited to the store name and recognized trademark. Any reference to merchandise or activity is prohibited, unless such is a part of a standard trade name. Written approval for such use shall be obtained from the Landlord.

B.	Signage shall consist of individually mounted 24" maximum reverse channel letters or trademark elements with concealed tube halo illumination. A minimum of 2" spacing from the wall is required for proper lighting effect.

C.	No exposed raceways are permitted.

D.	No moving signs, flashing or exposed neon shall be permitted.

E.	Signage is to be lit in accordance with Landlord’s assigned hours. Controlled by a photocell (On) with a time clock override (OFF) switch.

II.	Materials

A.	All sign letters shall have concealed #6500 snow white luminous tube halo illumination.

B.	Letters are to be constructed using aluminum material for face and side returns. The letter interior is to be painted white. Exterior finish shall be a polyurethane acrylic enamel semi-gloss Matthews porcelain white or equivalent.

C.	Close each letter with a removable clear polycarbonate back.

D.	Luminous tubing is to be operated by transformers concealed behind the wall fascia panel. Seal all penetrations into fascia to make water tight.

E.	Only non-corrosive materials are to be used in the construction and installation of any sign.

III.	Approvals

A.	Tenant shall submit five(5) copies of its proposed signage drawings and specifications to the Landlord for approval prior to any fabrication. Such drawings shall be to scale with specifications clearly indicated showing dimensions, colors, details and materials used in the sign construction. Landlord approval does not take precedence over any applicable signage or budding code regulations.

B.	Tenant shall obtain all necessary government approvals and sign permits, a copy of which is to be submitted to the Landlord. Cost of all permits shall be borne by the Tenant, as well as all cost for fabrication and installation of the approved signage.

COMMERCIAL LEASE	Page 42

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EXHIBIT “D”

ACCEPTANCE LETTER

CERTIFICATE OF ACCEPTANCE

Building:

Landlord:

Tenant:

This certificate is being executed pursuant to the Building Lease (the “Lease”) for Premises (“Premises”) in the Building named above, executed on the _____ day of __________, 2000, between Landlord and Tenant.

Tenant certifies to and agrees with Landlord and Landlord’s successors, assigns, prospective purchasers and prospective lenders that:

1.	Tenant has substantially completed all construction work and leasehold improvements required of it under the terms of the Lease and/or any other agreement between Landlord and Tenant concerning the Premises.

2.	Tenant has taken possession of and has accepted the Premises, and the Minimum Rent additional rent and/or other charges payable under the Lease are presently accruing in accordance with the terms of the Lease or, if not, will commence to accrue on the _____ day of __________, 2000.

3.	There are no offsets or credits against rentals, nor have rentals been prepaid except as may be provided in the Lease, but in no event have rentals been prepaid more than thirty (30) days in advance.

4.	The Lease Term will commence on _____ day of __________, 2000 and will expire on the _____ day of __________, __________ unless sooner terminated or extended pursuant to any provision of the Lease.

Certified and Agreed this _____ day of __________, 2000

Tenant:
Name:
Title:

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EXHIBIT “E”

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

This SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made and entered into as of __________, 19 _____, by and between KEYBANK NATIONAL ASSOCIATION, a national banking association (“Beneficiary”); ______________________________, a ______________________________ (“Lessor”); and ______________________________, a ______________________________ (“Lessee”).

WITNESSETH:

WHEREAS, Beneficiary is the owner and holder of that certain Promissory Note (“Note”) dated __________, 19_____, in the principal sum of ______________________________ AND NO/100 DOLLARS ($__________) secured by that certain Deed of Trust (“Deed of Trust”), dated of even date with the Note, executed by Lessor to a trustee in favor of Beneficiary, recorded on as Document No. __________ in Volume _____, Page _____, of the Real Property Records of _____ County, Texas, which Deed of Trust constitutes a lien on the land described in Exhibit “A” attached hereto and incorporated herein by reference for all purposes and the improvements now or hereafter located thereon (“Property”); and

WHEREAS, Lessee is the holder of a leasehold estate in and to all or a portion of the Property (the property which is the subject of such leasehold estate being referred to as the “Demised Premises”) pursuant to the terms of that certain lease agreement (“Lease”) dated __________, 19___, and executed by and between Lessee, as the tenant, and Lessor, as the landlord; and

WHEREAS, Lessor, Lessee and Beneficiary desire to confirm their understandings with respect to the Lease and the Deed of Trust.

NOW, THEREFORE, in consideration of the mutual and dependent covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree and covenant as follows:

1. Subordination. Subject to the terms of this Agreement, the Lease now is, and shall at all times continue to be, subject, inferior and subordinate in each and every respect to the lien of the Deed of Trust and to any and all renewals, amendments, modifications, extensions, substitutions, replacements, increases and/or consolidations of the Deed of Trust and/or Note; and the lien of the Deed of Trust, and any and all renewals, amendments, modifications, extensions, substitutions, replacements, increases and/or consolidations of the Deed of Trust and/or Note, shall be and remain, in each and every respect prior and superior to the Lease. This Agreement shall be the whole and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel insofar as same may affect the

COMMERCIAL LEASE	Page 45

priority between the Deed of Trust and the Lease, any prior agreements or provisions relating to the subordination of the Lease to the lien of the Deed of Trust, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination thereof to the lien of any deed of trust, mortgage or other security agreement. Nothing herein contained shall be deemed or construed as limiting or restricting the enforcement by Beneficiary of any of the terms, covenants, provisions or remedies specified in the Deed of Trust, whether or not consistent with the Lease, including (without limitation) any rights, remedies, privileges and recourses of Beneficiary with respect to insurance proceeds and condensation awards with respect to the Demised Premises or the Property.

2. Purchaser. As used herein, the term “Purchaser” shall be deemed to include Beneficiary and any of its successors and assigns, including anyone who shall have succeeded to Lessor’s interest in the Demised Premises by, through or under judicial foreclosure sale, non-judicial foreclosure sale or other similar proceedings brought pursuant to the Deed of Trust, deed in lieu of such foreclosure, other proceedings brought by Beneficiary under or with respect to the Note or Deed of Trust, or otherwise.

3. Attornment. If the interests of Lessor in and to the Demised Premises become owned by Beneficiary or another Purchaser by reason of judicial foreclosure, non-judicial foreclosure by the trustee under the Deed of Trust, other proceedings brought by Beneficiary or Purchaser or by any other manner, including, but not limited to, Beneficiary’s exercise of its rights under any collateral assignment(s) of leases and rents, whereby Purchaser succeeds to the interest of the Lessor under the Lease, Lessee shall be bound to Purchaser in accordance with all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extension thereof duly exercised by Lessee with the same force and effect as if Purchaser were the lessor under the Lease. Lessee does hereby attorn to Purchaser, as its lessor, which attornment shall be effective and self-operative, without the execution of any further instruments on the part of any of the parties hereto, immediately upon Purchaser’s succeeding to the interest of the Lessor under the Lease; provided, however, that Lessee shall be under no obligation to pay rent to Purchaser until Lessee receives written notice from Purchaser that it has succeeded to the interest of the Lessor under the Lease, and upon receipt of such notice, Lessee shall pay to Purchaser all rental and other payments required under the Lease for the duration of the term of the Lease and any extensions thereof duly exercised by Lessee. The respective rights and obligations of Lessee and Purchaser upon such attornment, to the extent of the then remaining balance of the term of the Lease and any extension thereof duly exercised, shall be and are the same as now set forth therein, as hereby amended, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference, with the same force and effect as if expressly set forth herein.

4. Non-Disturbance. In the event of a foreclosure of the lien of the Deed of Trust, so long as Lessee is not in default (beyond any period given in the Lease to Lessee to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Lessee’s part to be performed, Lessee’s

COMMERCIAL LEASE	Page 46

possession, use and occupancy of the Demised Premises pursuant to the Lease shall not be extinguished or terminated by such foreclosure nor interfered with or disturbed by Purchaser during the term of the Lease and any extension thereof duly exercised by Lessee. If at, or subsequent to, the time that Purchaser shall acquire, in whatever manner, title to the Property or Lessor’s title or interest in the Demised Premises (subject to the Lease), or from time to time thereafter, any default exists or occurs under the Lease, then Purchaser shall be entitled to exercise or enforce any and all rights, privileges, remedies and recourses which it may have against Lessee under or pursuant to the Lease or other applicable law (including, without limitation, the termination of the Lease, the dispossession of Lessee from the Demised Premises, or the prosecution of an action for breach of the Lease), notwithstanding the provisions of this Agreement.

5. Purchaser’s Obligations. If Purchaser shall succeed to the interest of Lessor under the Lease, Purchaser shall be bound to Lessee under all of the terms, covenants and conditions of the Lease; provided, however, that Purchaser shall not be:

(a) liable for any act or omission of any prior lessor (including Lessor) under the Lease; or

(b) subject to any offsets or defenses which Lessee might have against any prior lessor (including Lessor) under the Lease; or

(c) bound by any rent, additional rent, advance rent or other monetary obligations which Lessee might have paid for more than the current month to any prior lessor (including Lessor) under the Lease and which is not delivered or paid to Purchaser at the time of Purchaser’s succession to title to the Demised Premises, and all such rent or other monetary obligations shall remain due and owing, notwithstanding such advance payment, and with respect to which Lessee agrees to look solely to Lessor for refund or reimbursement; or

(d) bound by any security deposit of any type or advance rental deposit made by Lessee under the Lease which is not delivered or paid to Purchaser at the time of Purchaser’s succession to title to the Demised Premises, and with respect to which Lessee agrees to look solely to Lessor for refund or reimbursement; or

(e) bound by any amendment, modification, supplementation, termination or cancellation of the Lease made without Beneficiary’s or Purchaser’s prior written consent and approval; or

(f) required to complete the construction of any improvements or otherwise perform the obligations of Lessor under the Lease in the event that Purchaser acquires title to the Property prior to full completion and acceptance by Lessee of improvements required under the Lease; or

(g) liable or responsible under or pursuant to the terms of the Lease after it ceases to own an interest in or to the Demised Premises.

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6. Representations. Lessor and Lessee represent, warrant and certify to Beneficiary (and Purchaser), as of the date hereof, as follows:

(a) the Lease is presently in full force and effect and the Lease constitutes the entire agreement between the Lessee and Lessor;

(b) the Lease has not been canceled, terminated, modified, amended, supplemented, replaced, restated or otherwise changed, either orally or in writing, except as herein expressly provided;

(c) all conditions or requirements specified in the Lease that could have been satisfied as of the date hereof have been fully satisfied;

(d) no rent under the Lease has been paid for more than the current rental period established in the Lease;

(e) no default (or any event, condition or circumstance, which with notice, grace or lapse of time could constitute a default) exists under said Lease;

(f) Lessee, as of this date, has no charge, lien, claim or offset under said Lease or otherwise against rents or other charges due or to become due under the Lease;

(g) Purchaser shall have no liability or responsibility with respect to any security deposit or advance rental deposit made by the Lessee except to the extent actually delivered and paid to Purchaser concurrently with Purchaser’s succession in interest to the Demised Premises;

(h) the only persons or entities in possession of the Demised Premises or having any right to the possession, use or occupancy of the Demises Premises (other than the record owner or holders of recorded easements) is Lessee; and

(i) Lessee has no right or interest in or under any contract, option or agreement (other than as shown in the Lease) involving the sale or transfer of the Demised Premises or the expansion of the Demised Premises or extension of the term of the Lease.

7. Negative Covenants. In the absence of the prior written consent of Beneficiary (or Purchaser), Lessee agrees not to do any of the following: (a) prepay the rent or other monetary obligations under the Lease for more than one (1) month in advance, (b) enter into any agreement, whether oral or written, with the Lessor to amend, modify, supplement, replace, restate or otherwise change the Lease, (c) voluntarily surrender the Demised Premises or terminate the Lease, and (d) sublease or assign aII or any portion of the Demised Premises or the Lease.

8. Default. In the event Lessor shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Lessee shall give written notice thereof to Beneficiary and Beneficiary shall have the right (but not the obligation) to cure such

COMMERCIAL LEASE	Page 48

default. Lessee shall not take any action with respect to such default under the Lease, including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent or other monetary obligations thereunder, for a period of thirty (30) days after receipt of such written notice by Beneficiary; provided, however, that in the case of any default which cannot with diligence be cured within said thirty (30) day period, if Beneficiary shall proceed promptly to cure such default and thereafter prosecute the curing of such default with diligence and continuity, the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of such default with diligence and continuity.

9. Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if (i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery. Notice so given shall be effective, as applicable, upon (i) its deposit with the U.S. Postal Service, (ii) delivery to the addressee, or (iii) upon delivery to such third party delivery service. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be:

Beneficiary:	KeyBank National Association 14643 Dallas Parkway Suite 636, L.B. #4 Dallas, Texas 75240
Lessor:
Lessee:

Notwithstanding the foregoing, any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth herein.

10. Counterparts. To facilitate execution, this instrument may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this instrument to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

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11. Amendment. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto or their respective successors in interest.

12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

13. Remedies Cumulative. All remedies provided for herein are cumulative and shall be in addition to, but not in lieu of, any and all other rights and remedies provided by law and by any and all other agreements between Beneficiary and either Lessor or Lessee.

14. Further Assurances. At the request of Beneficiary, Lessor and Lessee shall execute, acknowledge, and deliver such other documents and/or instruments as may be reasonably required by Beneficiary in order to effectuate the intent and purpose of this Agreement; provided, however, that no such document or instrument shall modify the rights and obligations of Lessor and Lessee as provided herein.

15. Attorneys’ Fees. The prevailing party in any action brought against the other parties hereto to enforce any rights, obligations or duties under this Agreement shall be entitled to recover from the nonperforming party the prevailing party’s reasonable costs and expenses (including attorneys’ fees) incurred in connection with the enforcement hereof.

16. Termination. This Agreement shall be of no further force and effect and shall become null and void upon the recording in the applicable records of Beneficiary’s written release of the lien of the Deed of Trust.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BENEFICIARY: KEYBANK NATIONAL ASSOCIATION, a national banking association

By:
Name: Kevin B. Meeks
Title: Senior Vice President

LESSOR:

a Texas limited partnership

By:
a Texas corporation, its general partner

By:
Name:
Title:

LESSEE:

a		corporation

By:
Name:
Title:

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STATE OF TEXAS

COUNTY OF DALLAS

This instrument was ACKNOWLEDGED before me on the _____ day of __________, 19_____, by KEVIN B. MEEKS, the Senior Vice President of KEYBANK NATIONAL ASSOCIATION, a national banking association, on behalf of the association.

[S E A L]	Notary Public, State of Texas

My Commission Expires:	Printed Name of Notary Public

STATE OF TEXAS

COUNTY OF __________

This instrument was ACKNOWLEDGED before me on the _____ day of __________, 19_____, by ____________________, the __________ of ______________________________, a ______________________________, on behalf of ______________________________.

[S E A L]	Notary Public, State of Texas

My Commission Expires:	Printed Name of Notary Public

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STATE OF TEXAS

COUNTY OF __________

This instrument was ACKNOWLEDGED before me on the _____ day of __________, 19_____, by ____________________, the __________ of ______________________________, a ______________________________, on behalf of ______________________________.

[S E A L]	Notary Public, State of Texas

My Commission Expires:	Printed Name of Notary Public

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